                                                                     EXHIBIT 3.1
                             AMENDED AND RESTATED

                         CERTIFICATE OF INCORPORATION

                                      OF

                     OPTICAL COMMUNICATION PRODUCTS, INC.

          Optical Communication Products, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware DOES HEREBY
CERTIFY:

          FIRST: The original Certificate of Incorporation of Optical Communication Products, Inc. was filed with the Secretary of State of Delaware on June 6, 2000.

          SECOND: The Amended and Restated Certificate of Incorporation of Optical Communication Products, Inc. in the form attached hereto as Exhibit A
                                                                    ---------
has been duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware by the directors and stockholders of the Corporation.

          THIRD: The Amended and Restated Certificate of Incorporation so adopted reads in full as set forth in Exhibit A attached hereto and is hereby
                                      ---------
incorporated herein by this reference.

          IN WITNESS WHEREOF, Optical Communication Products, Inc. has caused this Certificate to be signed by the President and the Secretary this ___ day of October, 2000.


                                           OPTICAL COMMUNICATION PRODUCTS,
                                           INC., a Delaware corporation


                                           By
                                              -----------------------------
                                              Muoi Van Tran,
                                              President
ATTEST:


By
    ---------------------------------------------
    Susie L. Nemeti,
    Secretary
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                                   EXHIBIT A

                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                      OPTICAL COMMUNICATION PRODUCTS, INC.

                                   ARTICLE I.

     The name of this Corporation is Optical Communication Products, Inc.

                                  ARTICLE II.

          The address of the registered office of the Corporation in the State of Delaware and the County of New Castle is 1013 Centre Road, Wilmington, Delaware and the name of the registered agent at that address is Corporation Service Company.

                                 ARTICLE III.

          The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV.

          A. Classes of Stock. The total number of shares of capital stock that
             ----------------
the Corporation is authorized to issue is Two Hundred Seventy-Six Million (276,000,000) shares of which:

             1. Two Hundred Sixty-Six Million (266,000,000) shares shall be Common Stock of which:

                a. Two Hundred Million (200,000,000) shares shall be classified Class A Common Stock, par value $0.001 per share ("Class A Common Stock"); and
                                                   --------------------

                b. Sixty-Six Million (66,000,000) shares shall be classified Class B Common Stock, par value $0.001 per share ("Class B Common Stock," and
                                                   --------------------
together with the Class A Common Stock, "Common Stock").
                                         ------------

                c. For each share of Class B Common Stock that converts into a share of Class A Common Stock as described herein, the number of shares classified as Class B Common Stock shall be reduced by one share and the number of shares classified as Class A Common Stock shall be increased by one share.

             2. Ten Million (10,000,000) shares shall be Preferred Stock, par value $0.001 per share ("Preferred Stock").
                         ---------------

         B. Changes in Authorized Shares. The number of authorized shares of any
            ----------------------------
class or classes of capital stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of the Common Stock of the Corporation, voting together as a single class, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware or any corresponding provision hereinafter enacted.

         C. Common Stock. The Board of Directors of the Corporation may
            ------------
authorize the issuance of shares of Class A Common Stock and shares of Class B Common Stock from time to time. Shares of Class A Common Stock that are redeemed, purchased or otherwise acquired by the Corporation may be reissued except as otherwise provided by law. Shares of Class B Common Stock that are redeemed, purchased, converted or otherwise acquired by the Corporation shall be cancelled, retired and eliminated from the shares which the Corporation shall be authorized to issue. The Board of Directors shall have no power to alter the rights with respect to Class A Common Stock or Class B Common Stock.

            1. Reclassification. Effective at the time of the filing with the
               ----------------
Secretary of State of the State of Delaware of this Amended and Restated Certificate of Incorporation, and without further action on the part of the holders of the Common Stock outstanding immediately prior thereto ("Outstanding
                                                                    -----------
Common Stock"), each share of Outstanding Common Stock shall immediately and
------------
automatically convert into one share of Class A Common Stock.

            2. Voting Rights. The holders of shares of Class A Common Stock and
               -------------
Class B Common Stock shall have the following voting rights:

               a. Each share of Class A Common Stock shall entitle the holder thereof to one (1) vote on all matters submitted to a vote of the stockholders of the Corporation.

               b. Each share of Class B Common Stock shall entitle the holder thereof to ten (10) votes on all matters submitted to a vote of the stockholders of the Corporation.

               c. The holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of stockholders of the Corporation, except as otherwise required by applicable law.

           3. Rights and Preferences of Common Stock.. Except as expressly
              --------------------------------------
provided in this Article IV, Class A Common Stock and Class B Common Stock shall have the same rights and privileges and shall rank equally, share ratable and be identical in all respects as to all matters. The holders of the Class A Common Stock and Class B Common Stock shall have the following rights and preferences:

              a. Dividends and Distributions. The holders of shares of Class A
                 ---------------------------
Common Stock and the holders of shares of Class B Common Stock shall be entitled to receive equally, on a per share basis, such dividends, payable in cash or otherwise, as may be declared thereon by the Board of Directors from time to time out of assets or funds of the Corporation legally available therefor. If dividends or other distributions are declared that are payable in shares of Common Stock, only shares of Class A Common Stock shall be distributed with respect to Class A Common Stock and only shares of Class B Common Stock shall be distributed with respect to Class B Common Stock, unless the Board of Directors of the Corporation determines in its discretion that it is in the best interests of the Corporation to distribute shares of Class A Common Stock with respect to Class B Common Stock, in which case shares of Class A Common Stock shall be distributed with respect to Class B Common Stock in such amount that is equal to the number of shares of Class B Common Stock that otherwise would have been distributed.

              b. Subdivisions and Combinations. If the Corporation shall in any
                 -----------------------------
manner subdivide or combine the outstanding shares of either Class A Common Stock or Class B Common Stock, the outstanding shares of the other such class of Common Stock shall be proportionately subdivided or combined in the same manner and on the same basis as the outstanding shares of Class A Common Stock or Class B Common Stock, as the case may be, which has been subdivided or combined.

              c. Liquidation Rights. Subject to preferences applicable to
                 ------------------
Preferred Stock outstanding at any time, the holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock upon any liquidation or dissolution of the Corporation. Neither the consolidation nor the merger of the Corporation with or into another corporation or corporations shall be deemed to be a liquidation, dissolution or winding up of the Corporation for the purposes of this Section (C)(3)(c) of Article IV.

          4.  Conversion of Class B Common Stock.
              ----------------------------------

              a. Optional Conversion. Each share of Class B Common Stock, at the
                 -------------------
option of its holder, may at any time be converted into one (1) fully paid and nonassessable share of Class A Common Stock. Such right shall be exercised by the surrender of the certificate representing such share of Class B Common Stock to be converted to the Corporation at any time during normal business hours at the principal executive offices of the Corporation or at the office maintained by the Corporation for such purpose ("Transfer Agent"), accompanied by a written
                                      --------------
notice of the election by the holder thereof to convert and (if so required by the Corporation or the Transfer Agent) by instruments of transfer, in form satisfactory to the Corporation and to the Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and transfer tax stamps or funds therefor, if required pursuant to this Section (C)(4)(a) of Article IV.

              b. Automatic Conversion. Outstanding shares of Class B Common
                 --------------------
Stock shall automatically be converted into Class A Common Stock, without further action by the respective holder or holders of such shares, at the times and in the manner specified as follows:

                                       (i) Each share of Class B Common Stock
shall automatically convert into one (1) share of Class A Common Stock immediately upon the transfer of record or beneficial ownership thereof by the initial registered holder, whether or not for value, other than a transfer of Class B Common Stock to an entity controlling, controlled by or under common control with the initial registered holder; provided, that in the event that any such transferee shall cease to be controlling, controlled by or under common control with the initial registered holder, or such transferee shall subsequently transfer shares of Class B Common Stock to an entity that is not controlling, controlled by or under common control with the initial registered holder, then each such transferred share of Class B Common Stock shall convert automatically into one share of Class A Common Stock. "Control" for purposes of
                                                       -------
this Section (C)(4)(b)(i) of Article IV shall mean ownership of more than 50% of the equity interest in an entity and more than 50% of the voting power on all matters.

                                       (ii) If at any time, the total number of
outstanding shares of Class B Common Stock shall not constitute more than 20% of the total number of outstanding shares of Common Stock of the Corporation, then each share of Class B Common Stock shall convert automatically into one share of Class A Common Stock.

                                     (iii) A determination by the Secretary of
the Corporation that a change in beneficial ownership requires conversion under this Section (C)(4)(b) shall be conclusive. Upon making such determination, the Secretary of the Corporation shall promptly request of the holder of record of each such share that each such holder promptly deliver, and each such holder shall promptly deliver, the certificate representing each such share to the Corporation for documentation of such conversion, together with instruments of transfer, in form satisfactory to the Corporation and Transfer Agent, duly executed by such holder or such holder's duly authorized attorney, and together with transfer tax stamps or funds therefor, if required pursuant to Section
(C)(4)(d) of Article IV.

              c. Mechanics of Conversion. As promptly as practicable following
                 -----------------------
the surrender for conversion of a certificate representing shares of Class B Common Stock in the manner provided in Section (C)(4)(a) or (b) of Article IV, as applicable, and the payment in cash of any amount required by the provisions of Section (C)(4)(d) of Article IV, the Corporation will deliver or cause to be delivered at the office of the Transfer Agent to or upon the written order of the holder of such certificate, a certificate or certificates representing the number of full shares of Class A Common Stock issuable upon such conversion, issued in such name or names as such holder may direct. In the case of a conversion under Section (C)(4)(a) of Article IV, such conversion shall be deemed to have been made immediately prior to the close of business on the date of the surrender of the certificate representing shares of Class B Common Stock. In the case of a conversion under Section (C)(4)(b) of Article IV, such conversion shall be deemed to have been made on the date that the ownership of such shares has changed as set forth in Section (C)(4)(b). Upon the date any conversion under Section (C)(4)(a) of Article IV is made, all rights of the holder of such shares as such holder shall cease, and the person or persons in whose name or names the certificate or certificates representing the shares of Class A Common Stock are to be issued shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock; provided, however, that any such surrender and payment on any date when the stock transfer books of the Corporation shall be closed shall constitute the person or persons in whose name or names the certificate or certificates representing shares of Class A Common Stock are to be issued as the record holder or holders thereof for all purposes immediately prior to the close of business on the next succeeding day on which stock transfer books are open. Upon the date any conversion under Section (C)(4)(b) of Article IV is made, all rights of the holder of such shares as such holder shall cease, and the new owner or owners of such shares shall be treated for all purposes as having become the record holder or holders of such shares of Class A Common Stock.

              d. Payment of Transfer Taxes. The issuance of certificates for
                 -------------------------
shares of Class A Common Stock upon conversion of shares of Class B Common Stock shall be made without charge for any stamp or other similar tax in respect of such issuance. However, if any such certificate is to be issued in a name other than that of the holder of the share or shares of Class B Common Stock converted, then the person or persons requesting the issuance thereof shall pay to the Corporation the amount of any tax that may be payable in respect of any transfer involved in such issuance or shall establish to the satisfaction of the Corporation that such tax has been paid.

          D. Preferred Stock. The Preferred Stock may be issued from time to
             ---------------
time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or
 -------------------
any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter, for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as
                                           ---------------------------
may be permitted by the General Corporation Law of the State of Delaware. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.
                                   ARTICLE V.

          In furtherance and not in limitation of the powers conferred by statute, the Board of Directors shall have the power both before and after receipt of any payment for any of the Corporation's capital stock, to adopt, amend, repeal or otherwise alter the Bylaws of the Corporation without any action on the part of the stockholders; provided, however, that the grant of such power to the Board of Directors shall not divest the stockholders of nor limit their power to adopt, amend, repeal or otherwise alter the Bylaws.

                                  ARTICLE VI.

          Elections of directors need not be by written ballot unless the Bylaws of the Corporation shall so provide.

                                  ARTICLE VII.

          The Corporation reserves the right to adopt, repeal, rescind or amend in any respect any provisions contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by applicable law, and all rights conferred on stockholders herein are granted subject to this reservation.

                                 ARTICLE VIII.

          A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived any improper personal benefit. If the General Corporation Law of the State of Delaware is amended after approval by the stockholders of this Article to authorize corporate action further eliminating or limiting the personal liability of directors then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware as so amended.

          Any repeal or modification of the foregoing provisions of this Article VIII by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE IX.

          The number of directors which shall constitute the whole Board of Directors of the Corporation shall be fixed from time to time by, or in the manner provided in, the Bylaws of the Corporation or in an amendment thereof duly adopted by the Board of Directors of the Corporation or by the stockholders of the Corporation.

                                   ARTICLE X.

          Meetings of stockholders of the Corporation may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors of the Corporation or in the Bylaws of the Corporation.